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                                                                       EXHIBIT 5

                             Andrews & Kurth L.L.P.

                             600 Travis, Suite 4200

                              Houston, Texas 77002

                                  May 21, 2003

Partnership Policy Committee
Northern Border Partners, L.P.
13710 FNB Parkway
Omaha,  Nebraska 68154-5200

Ladies and Gentlemen:

      We have acted as counsel to Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the Partnership's offer and sale of up to an aggregate of 2,587,500 common units (the "Common Units") pursuant to the Partnership's Registration Statements on Form S-3 (Registration No. 333-101469 containing a combined prospectus and acting upon effectiveness as a post-effective amendment to Registration No. 333-72323) declared effective by the Securities and Exchange Commission on December 18, 2002 (collectively, the "Registration Statement"), as supplemented by the Prospectus Supplement, dated May 20, 2003, filed on May 21, 2003 under Registration Statement No. 333-101469 and constituting a combined prospectus pursuant to Rule 429 (the "Prospectus Supplement"). The Common Units are being offered and sold in an underwritten public offering pursuant to an Underwriting Agreement, dated May 20, 2003 (the "Underwriting Agreement"), between the Partnership, Northern Border Intermediate Limited Partnership (the "Intermediate Partnership"), Citigroup Global Markets Inc., UBS Warburg LLC, A.G. Edwards & Sons, Inc. and RBC Dain Rauscher Inc.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, (ii) the Prospectus Supplement, (iii) the Partnership's agreement of limited partnership, as amended to date (the "Partnership Agreement"), as well as the agreement of limited partnership of the Intermediate Partnership and (iv) the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

      In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination, we have assumed that all parties to documents examined by us (other than the Partnership and Intermediate Partnership) had the power, corporate, partnership, limited liability company or other, to enter into and perform their respective obligations under such documents and have also assumed the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery, by or on behalf of such
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Partnership Policy Committee
Northern Border Partners, L.P.
May 20, 2003
Page 2


parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

      Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Common Units have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be fully paid (to the extent required in the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA")).

      We express no opinion other than as to the federal laws of the United States of America and the DRULPA. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership, the incorporation by reference of this opinion in the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not admit that we are "experts" under the Act or under the rules and regulations of the Commission relating thereto, with respect to any part of the Registration Statement, including this exhibit to the Current Report on Form 8-K. This opinion speaks as of its date, and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.

                                    Very truly yours,

                                    /s/ Andrews & Kurth L.L.P.